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                                                 EXHIBIT 99



                   [CROWN NEWS RELEASE LETTERHEAD]



                                         All Inquiries:
FOR IMMEDIATE RELEASE                    J. STEVEN WISE, Manager,
Baltimore, Maryland-October 11, 2000     Corporate & Government
Affairs
                                         (410) 659-4859



    CROWN CENTRAL ANNOUNCES TENTATIVE AGREEMENT WITH PACE UNION
    -----------------------------------------------------------


     Crown Central Petroleum Corporation (CNPa and CNPb on the American Stock Exchange) and the Paper, Allied-Industrial, Chemical and Energy Workers International Union (PACE) today released a joint statement announcing that they had reached a tentative collective
bargaining agreement.   The text of the statement is as follows:

          CROWN AND PACE ANNOUNCED TODAY THAT THEY HAD REACHED A TENTATIVE COLLECTIVE BARGAINING AGREEMENT SUBJECT TO RATIFICATION BY THE LOCAL BARGAINING UNIT AND THAT PACE WILL END ITS "CORPORATE CAMPAIGN" AGAINST CROWN THAT WAS BEGUN BY ITS AFFILIATE, THE OIL, CHEMICAL, AND ATOMIC WORKERS (OCAW) INTERNATIONAL UNION. UNDER THE AGREEMENT, PACE WILL END ALL BOYCOTT ACTIVITIES AND RESOLVE ALL LITIGATION WITH CROWN. PACE AND CROWN ALSO TENTATIVELY AGREED TO A NEW COLLECTIVE BARGAINING AGREEMENT AND THE FOUR AND ONE-HALF YEAR LOCKOUT AT THE PASADENA, TEXAS REFINERY WILL COME TO AN END.

          IN ANNOUNCING THE AGREEMENT, PACE PRESIDENT BOYD YOUNG
          AND EXECUTIVE VICE PRESIDENT ROBERT WAGES (FORMERLY OCAW PRESIDENT) STATED: "WE ARE PLEASED THAT THE FOUR AND ONE-HALF YEAR OLD LOCKOUT OF OUR MEMBERS AT THE PASADENA PLANT HAS COME TO AN END. THE DISPUTE IS BEHIND US AND IT IS TIME FOR BOTH PARTIES TO MOVE FORWARD."

          HENRY A. ROSENBERG, JR., CHAIRMAN OF CROWN, STATED: "CROWN IS PLEASED THAT WE HAVE BEEN ABLE TO REACH A MUTUALLY ACCEPTABLE RESOLUTION OF ALL MATTERS AT ISSUE BETWEEN THE PARTIES. WE LOOK FORWARD TO NOW FOCUSING OUR EFFORTS ON MAXIMIZING THE PRESENT AND FUTURE OPPORTUNITIES AVAILABLE TO THE COMPANY TO ENHANCE THE SUCCESS OF CROWN'S BUSINESS, AND THE WELFARE OF OUR EMPLOYEES AND SHAREHOLDERS."

     Headquartered in Baltimore, Maryland since 1930, Crown operates two Texas refineries with a total capacity of 152,000 barrels per day, 327 Crown gasoline stations and convenience stores in the Mid-Atlantic and Southeastern U.S., and 13 product terminals along the Colonial, Plantation and Texas Eastern Products pipelines.




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